Exhibit 99.1

Forum Reports First Quarter 2026 Financial Results

PALM BEACH, Fla., May 14, 2026 /PRNewswire/ — Forum Markets, Incorporated (Nasdaq: FRMM) (“Forum” or the “Company”), a digital asset platform modernizing capital markets through the tokenization of real-world assets, today reported financial results for the first quarter ended March 31, 2026.

“Forum continues to execute against our core strategy of building a platform centered on originating, structuring, and tokenizing institutional-grade, yield-generating assets,” said McAndrew Rudisill, chairman and CEO. “We’ve expanded our origination capabilities with our entry into AI infrastructure bridge financing through NVIDA GPU-backed transactions and have made significant progress toward establishing distribution and co-investment partnerships with banks and large institutional investment companies. These developments reinforce the strength of our model — generating yield today while building a sustainable, scalable tokenization pipeline — and we believe they position Forum well to create long-term value.”

Business Highlights:

●	Established AI Infrastructure Financing: Announced entry into AI infrastructure financing through short-term bridge loans supporting the acquisition and deployment of NVIDA GPUs for AI data centers, targeting mid-teens annualized returns. The strategy generates immediate income while establishing a scalable pipeline of high-yield, institutional-grade assets for potential tokenization.

●	Announced Shareholder Value Initiatives: Announced share repurchases and the formation of a special committee of independent directors to evaluate strategic alternatives, with the goal of maximizing shareholder value. After the quarter end, the Company deployed approximately $25 million to repurchase 5.8 million shares, representing 28% of shares outstanding, all of which have been retired and cancelled. Following the repurchase, as of April 30, 2026, the Company had approximately 14.5 million shares outstanding.

“The first quarter and the weeks since have been a period of meaningful activity across the business — expanding our real-world asset base, executing a significant share repurchase program, and initiating a formal strategic review process,” said John Saunders, chief financial officer. “As we look to the balance of 2026, our focus remains on growth through multiple levers: expansion of asset pipelines, increased capital deployment, and broader distribution through retail and institutional partnerships. These are positioning Forum to increase scale across our tokenization platform, and we remain on track for accelerated, year-over-year revenue growth by the end of 2026.”

Outlook

Forum is updating its full-year 2026 outlook to reflect the capital deployed into its share repurchase program. Approximately $25 million was used to repurchase and retire 5.8 million shares — capital the Company views as having been deployed at a highly accretive price, but which is no longer available for deployment into revenue-generating assets. As a result, Forum expects a moderately slower pace of near-term AUM growth while maintaining its conviction in the long-term opportunity. The 2027 revenue outlook is unchanged.

●	The Company now expects to exit 2026 with between $100 million and $175 million in assets under management (AUM) across its tokenized and pre-tokenization credit portfolios, compared with prior guidance of $125 million to $200 million. AUM is expected to grow asymmetrically in the back half of the year as new origination pipelines come online.

●	The Company anticipates total revenue to be in the range of $18 million to $22 million. This compares to prior guidance of $18 million to $26 million, reflecting a moderately slower pace of near-term capital deployment, partially offset by yield income from the existing asset base and early-stage origination and structuring economics.

●	Forum is targeting AUM at year-end 2027 to be in the range of $250 million to $300 million, which the Company believes would result in year-over-year revenue growth of 50% to 100% in 2027.

First Quarter 2026 GAAP Financial Highlights

(in millions)	For the Quarter Ended March 31, 2026
Revenue	$2.9
Gross Profit	$2.9
Cash and Cash Equivalents	$65.9

●	Revenue of $2.9 million, driven primarily by aircraft engine lease revenue of $1.1 million, staking revenue of $1.8 million

●	Net loss from Continuing Operations of $77.5 million, primarily attributable to realized losses on disposition of digital assets

●	Adjusted EBITDA loss of $76 million*

*	Schedules reconciling the Company’s generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including Adjusted EBITDA, are included later in this release (see also “Non-GAAP Financial Measures”, below).

Conference Call Information

The Company will host a live webcast at 10:30 a.m. ET on May 14, 2026, to discuss its first quarter 2026 results.

To register and listen to the live webcast, please use the link found here. A replay of the webcast will be available for approximately one year in the investor’s section of the Company’s website at forum-markets.com.

About Forum

Forum Markets, Incorporated (Nasdaq: FRMM) is a digital asset platform modernizing capital markets through the tokenization of institutional-grade real-world assets. The Company structures and brings cash-generating assets onto blockchain-based infrastructure to unlock liquidity, broaden investor access, and enable more efficient primary issuance and secondary market activity. Forum integrates traditional asset management principles with scalable digital market architecture as it builds a new framework for how real-world value is originated, accessed, and traded. For more information, visit www.forum-markets.com.

 Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR
IR@forum-markets.com

FORUM MARKETS, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	For the three months ended March 31,
	2026	2025
Revenues	$2,859	$-

Total cost of revenues	-	-
Gross income	2,859	-

Selling, general and administrative expense	7,492	1,967
Operating income (loss)	(4,633)	(1,967)

Interest expense	(1,001)	-
Other income	(71,900)	6
Income (loss) before income taxes	(77,534)	(1,961)
Income tax benefit	-	-
Net Income (loss) from Continuing Operations	(77,534)	(1,961)
Net Income (loss) from Discontinued Operations	1,270	(408)
Deemed Dividend	-	-
Net Income (loss)	(76,264)	(2,369)
Other Comprehensive Income (loss)	(202)	(65)
Total Comprehensive Loss	(76,466)	(2,434)

Basic and Diluted Net Loss per Common Share - Continuing operation	$(3.64)	$(5.54)
Basic and Diluted Net Loss per Common Share - Discontinured operation	$0.06	$(1.15)

Weighted average Common Stock outstanding – basic	21,300	354
Weighted average Common Stock outstanding – diluted	21,300	354

FORUM MARKETS, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	As of March 31, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$65,905	$8,018
Restricted cash	-	1,016
Accounts receivable	375	-
Loans receivable	11,458	-
Prepaid expenses and other current assets	4,531	4,514
Current assets of discontinued operations	256	22
Total current assets	82,525	13,570

Marketable Securities	31,771	4,411
Digital Assets	28,307	61,587
Staking Receivables	-	181,011
Property and equipment, net	17,556	-
Right of use assets - operating	1,734	-
Other noncurrent assets	45,718	45,718
Total assets	$207,611	$306,297

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$451	$1,556
Accrued expenses and other current liabilities	11,497	6,377
Right of use liabilities - operating	903	-
Loans payable, current portion	251	251
Collateralized loans, current portion	-	31,513
Current liabilities of discontinued operations	223	1,232
Total current liabilities	13,325	40,929
Long-term accrued expenses and other noncurrent liabilities	-	-
Collateralized loans, noncurrent portion	25,950	25,950
Total liabilities	$39,275	$66,879

STOCKHOLDERS’ EQUITY
Common Stock	2	2
Treasury Stock	-	-
Additional paid-in capital	839,837	834,453
Accumulated other comprehensive income	(3,195)	(2,993)
Accumulated deficit	(668,308)	(592,044)
Total stockholders’ Equity	168,336	239,418
Total liabilities and stockholders’ Equity	$207,611	306,297

FORUM MARKETS, INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the three months ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Net loss	$(77,534)	$(1,961)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation expense	104	578
Depreciation and amortization	473
Amortization of loan premiums	2
Change in fair value of long term receivable	48,637	-
Change in fair value of digital assets	6,342	-
Change in fair value of available for sale securities	(46)	-
Change in fair value of derivative liabilities	10,543	-
Non-cash staking and incentive revenue	460	-
Loss on make whole provision	3,885
Changes in operating assets and liabilities:
Accounts receivable	(375)	-
Right of use assets	72	-
Prepaid expense and other currentassets	(11,841)	220
Accounts payable	(2,010)	7
Accrued expenses	1,013	263
Net cash used in operating activities from continuing operations	(20,275)	(893)
Net cash used in operating activities from discontinued operations	(175)	6
Net cash used in operating activities	(20,450)	(887)

Cash Flows from Investing Activities:
Purcases of marketable securities	(27,313)	-
Purchases of digital assets	(757)	-
Purchase of loans receivable	(11,455)	-
Purchase of property and equipment	(16,813)	-
Repayment of loans receivable	60	-
Sale of digital assets	128,096	-
Net cash used in investing activities from continuing operations	71,818	-
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	71,818	-

Cash Flows from Financing Activities:
Proceeds from exercise of options	-	-
Proceeds from exercise of warrants	-	-
Proceeds from shares issued for cash, net	5,503	-
Net cash provided by (used in) financing activities from continuing operations	5,503	-
Net cash provided by (used in) financing activities from discontinued operations	-	(3)
Net cash provided by (used in) financing activities	5,503	(3)
Net change in cash, cash equivalents and restricted cash	56,871	(890)
Cash, cash equivalents and restricted cash – beginning of the period	9,034	4,567
Cash, cash equivalents and restricted cash – end of the period	$65,905	$3,677

GAAP to Non-GAAP Reconciliation

(in thousands)	For the three months ended March 31,
	2026	2025
Net income (loss) from continuing operations	$(77,534)	$(1,961)
Income tax benefit	-	-
Depreciation and amortization	473	-
Interest expense	1,001	-
EBITDA	(76,060)	(1,961)
Stock-based compensation(1)	104	578
Business development & integration expenses(2)	-	-
Offering costs(3)		-
Loss on disposal and non-cash impairment charges(4)	-	-
Adjusted EBITDA	$(75,956)	$(1,383)

(1)	non-cash stock-based compensation expense associated with employee and non-employee equity awards
(2)	expenses related to integration costs for completed acquisitions and expenses related to potential acquisition targets and additional business lines
(3)	one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period
(4)	non-recurring or one time charges

Non-GAAP Financial Measures

Although we believe that net income or loss, as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP), is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. We believe these measures help illustrate underlying trends in our business and we use these measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. We also believe these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance. EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including non-cash stock-based compensation, business development and integration expenses, offering costs, non-cash adjustments to the fair value of earnout consideration, and non-cash adjustments to the fair value of outstanding warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Our management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

EBITDA and Adjusted EBITDA are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, capital expenditures or working capital needs; EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In addition, other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the below reconciliation of these non-GAAP financial measures to their GAAP counterparts, under “GAAP to non-GAAP Reconciliation”, above.

Projections

The financial projections (the “Projections”) included herein were prepared by Forum in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Forum were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Forum to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Forum; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current ETH pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Forum, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Forum’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Forum. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Forum, its management, advisors, or any other person that the Projections can or will be achieved. Forum cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s stock repurchase, prior private placements and related transactions, prior OTC transaction, the amount, timing, and sources of funding for its stock repurchase program, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects, expectations regarding the capitalization, resources and ownership structure of the Company, the expected benefits of the expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the assets to be held by the Company, the Company’s current and anticipated yield strategies, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the stock repurchase program, previously announced private placements, sale of convertible notes, and related transactions, including the Company’s ability to achieve profitable operations; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s OTC transaction, including the Company’s ability to repay such facility, covenants associated therewith and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be correlated to the price of digital assets; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2025 and August 11, 2025. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.